================================================================================

                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                           NEWGEN RESULTS CORPORATION
                             A DELAWARE CORPORATION

                                       AND

                               GERALD L. BENOWITZ

================================================================================

                                TABLE OF CONTENTS

                                                                                      PAGE
1.    EMPLOYMENT.........................................................................1

2.    LOYAL AND CONSCIENTIOUS PERFORMANCE; NON-COMPETITION...............................1

3.    TERM OF EMPLOYMENT.................................................................2

4.    COMPENSATION OF EXECUTIVE..........................................................2

5.    TERMINATION........................................................................3

6.    DEATH OR DISABILITY DURING TERM OF EMPLOYMENT......................................5

7.    OTHER BENEFITS.....................................................................6

8.    EXPENSE REIMBURSEMENT..............................................................6

9.    CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION..........................6

10.   ASSIGNMENT.........................................................................6

11.   NOTICES............................................................................7

12.   CHOICE OF LAW......................................................................7

13.   INTEGRATION........................................................................7

14.   WAIVER.............................................................................7

15.   SEVERABILITY.......................................................................7

16.   INTERPRETATION.....................................................................8

17.   REPRESENTATIONS AND WARRANTIES.....................................................8

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of January 1, 2000, by and between NEWGEN RESULTS CORPORATION, a Delaware corporation (the "Company") and GERALD L. Benowitz ("Executive" or "Employee"). The Company and Executive are hereinafter collectively referred to as the "Parties," and individually referred to as each or any "Party."

                                    RECITALS:

     A. The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement.

     B. Executive desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                                   AGREEMENT:

     In consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

     1.   EMPLOYMENT.

          1.1 The Company hereby employs Executive, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement.

          1.2 Executive shall be the President and Chief Executive Officer of the Company or shall serve in such other executive managerial capacity or capacities as the Board of Directors of the Company (the "Board") may from time to time prescribe.

          1.3 Executive shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company, provided, however, that at all times during his employment Executive shall be subject to the direction and policies from time to time established by the Board.

     2.   LOYAL AND CONSCIENTIOUS PERFORMANCE; NON-COMPETITION.

          2.1 During his employment by the Company, Executive shall devote his full business and professional energies, interest, abilities and time to the proper and efficient performance of this Agreement.

          2.2 During the Term of this Agreement and any period during which the Executive is receiving compensation or any other consideration from the Company, including Consulting Fees pursuant to the Consulting Agreement attached hereto as Exhibit B, Executive shall not, without the prior written consent of the Board, engage in competition with the

Company or any of its affiliates, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of developing, manufacturing and/or marketing of products or services which are in the same field of use or which otherwise directly or indirectly compete or could reasonably be expected to compete, directly or indirectly, with the products or services or proposed products or services of the Company and/or its affiliates.

          2.3 During the Term of this Agreement, and any period during which he receives compensation or any other consideration from the Company, including Consulting Fees pursuant to the Consulting Agreement attached hereto as Exhibit B, Executive agrees not to acquire, assume or participate in, directly or indirectly, any position, investment or interest known by Executive to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise or in any company, person or entity that is, directly or indirectly, in competition with the business of the Company or any of its affiliates. Ownership by the Executive, as a passive investment, of less than two percent (2%) of the outstanding shares of capital stock of any corporation with one or more classes of its capital stock listed on a national securities exchange or publicly traded on the Nasdaq Stock Market or in the over-the-counter market shall not constitute a breach of this paragraph.

          2.4 While employed by the Company and for two (2) years thereafter, the Executive agrees that in order to protect the Company's Confidential and Proprietary Information from unauthorized use, that the Executive agrees that he will not, either directly or through others: i) solicit or attempt to solicit any employee, consultant or independent contractor of the Company or any of its affiliates to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or business entity; or ii) to solicit or attempt to solicit the business of any customer, supplier, service provider, vendor or distributor of the Company or any of its affiliates, which, at the time of termination or two (2) years immediately prior thereto, was doing business with the Company or any of its affiliates or listed on Company's or any of its affiliates' customer, supplier, service provider, vendor or distributor lists

     3. TERM OF EMPLOYMENT. Subject to the Section 5 of this Agreement, Executive shall be employed by the Company for a three (3) year term, commencing on the date first above written and ending on December 31, 2002 (the "Term").

     4.   COMPENSATION OF EXECUTIVE.

          4.1 BASE SALARY. The Company shall pay Executive a base salary at a rate equal to three hundred thousand dollars ($300,000), less standard deductions and withholdings, in year 2000; three hundred thirty thousand dollars ($330,000), less standard deductions and withholdings, in year 2001; and three hundred sixty-three thousand dollars ($363,000), less standard deductions and withholdings, in year 2002. Such base salary shall be payable semi-monthly and shall be prorated for any partial employment on the basis of a 365 day year. The Board shall annually consider whether to increase the base salary, which decision shall be in the sole discretion of the Board.

                                    2.

          4.2 BONUS. Executive's performance shall be reviewed by the Board on a periodic basis (but not less than once in each year during the term of this Agreement) and the Board may, in its sole discretion, award such bonuses to Executive as shall be appropriate or desirable based on Executive's and the Company's performance, as well as such other criteria that the board may deem advisable in its discretion

          4.3 MEDICAL EXPENSES. The Company agrees to reimburse the Executive for medical expenses incurred by the Executive and his wife which are not covered by the Executive's Company sponsored health insurance, up to a maximum of $25,000 per year, less standard deductions and withholdings. Executive agrees to submit requests for reimbursement of such medical expenses in accordance with the Company's expense reimbursement policy.

          4.4 WITHHOLDING TAXES, ETC. All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

          4.5 STOCK OPTION GRANT. The Executive will be granted an incentive stock option under the Company's Equity Incentive Plan, to purchase one hundred fifty thousand (150,000) shares of the Common Stock of the Company (the "Option"), at an exercise price per share equal to the fair market value of the Company's Common Stock on the date of grant. The shares subject to the Option will vest over a four (4) year period, with twenty-five percent (25%) of such shares vesting as of the first anniversary of the date of grant, and the remainder of such shares vesting monthly thereafter, such that all of the shares subject to the option will be fully vested and exercisable as of the fourth anniversary of the date of grant, so long as Executive provides continuous service to the Company. The Option shall have an early exercise feature whereby Executive may exercise the Option as to shares which have not yet vested, subject to the Company's right to repurchase any unvested shares according to a repurchase schedule which will mirror the vesting schedule of the Option. The specific terms and conditions of the Option will be set forth in a separate Stock Option Agreement.

          4.6 STOCK OPTION LOAN. The Company agrees to make the Executive loans (the "Stock Option Loans") in the amounts necessary to exercise the shares subject to the Option and all other stock options held by or granted hereafter to Executive (the "Stock Options"). The Stock Option Loans will be secured by a pledge of the shares subject to the Stock Options and will be subject to the terms of Secured Promissory Notes and other related documents. The Stock Option Loans will be for a four (4) year term. The Executive agrees to pay the Stock Option Loans in full upon termination of the Executive's services to the Company as an employee or consultant, for any reason.

     5.   TERMINATION.

          5.1 TERMINATION BY COMPANY WITHOUT CAUSE. The Company may voluntarily terminate Executive's employment hereunder without Cause (as defined in Section 5.2 herein) for any reason in its sole discretion by giving written notice to Executive. Upon termination of Executive's employment, the Company shall pay Executive any accrued and unpaid salary earned through the date of termination, a pro-rata portion of the bonus received by Executive during the preceding year and any accrued but unused vacation pay, less standard deductions and withholdings. In addition, in exchange for and upon the

                                     3.

Executive's delivery to the Company of an effective release and waiver (the "Release and Waiver") in the form attached hereto as Exhibit A, the Company shall: i) pay Executive the remainder of the base salary Executive would have earned during the remainder of the Term (pursuant to Section 4.1 herein) in addition to the equivalent of the bonus Executive received during the year prior to the termination, less standard deductions and withholdings; and ii) engage Executive to perform services pursuant to a Consulting Agreement, a form of which is attached hereto as Exhibit B (the "Consulting Agreement").

          5.2 TERMINATION BY COMPANY FOR CAUSE. At the direction of the Board, the Company may terminate Executive's employment hereunder for Cause by delivery of written notice to Executive specifying the cause or causes relied upon for such termination. The Company shall pay Executive any accrued and unpaid salary earned through the date of termination, less standard deductions and withholdings. In addition, the Company, in its sole discretion, may decide to engage Executive to perform services for the Company pursuant to the Consulting Agreement; PROVIDED THAT, the Company may elect not to engage Executive under the Consulting Agreement, in which event Executive shall receive only his accrued and unpaid base salary earned through the date of termination and the accrued vacation pay, less standard deductions and withholdings. Grounds for the Company to terminate "for Cause" shall consist of the occurrence of any of the following events:

               5.2.1 Executive's failure or refusal to perform the duties reasonably related to the capacity in which he is employed hereunder which have been or may be assigned to him by the Board, and Executive has not corrected such conduct within thirty (30) days of written notice thereof from the Company to Executive;

               5.2.2 Executive's performance of any action when specifically and reasonably instructed not to do so by the Board;

               5.2.3 Executive's commission of any fraud against the Company or use or appropriation for his personal use or benefit of any funds or properties of the Company in a material amount not authorized by the Board to be so used or appropriated;

               5.2.4 Executive's conviction of any crime involving moral turpitude;

               5.2.5 Executive's material breach of any provision of this Agreement or any other agreement between Executive and the Company, and Executive's failure to cure such breach within thirty (30) days of written notice thereof from the Company to Executive.

          5.3 TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. Executive may voluntarily terminate his employment hereunder for any reason in his sole discretion by giving prior written notice to the Company. Executive shall be entitled to the Executive's accrued base salary as of the date of termination and any accrued but unused vacation pay, less standard deductions and withholdings. The Company in its sole discretion may decide to engage Executive to perform services for the Company pursuant to the Consulting Agreement; PROVIDED THAT, at the Company's sole option, the Company may elect not to engage Executive under the Consulting Agreement, in which event Executive shall receive only Executive's accrued base salary and his accrued vacation pay, less standard deductions and withholdings.

                                  4.

          5.4 TERMINATION BY EXECUTIVE FOR GOOD REASON. Executive may terminate his employment hereunder for Good Reason by delivery of written notice to the Company specifying the reason or reasons relied upon for such termination. If Executive's employment under this Agreement is terminated by Executive for Good Reason, the Company shall pay the Executive any accrued and unpaid base salary earned through the date of termination and any accrued but unused vacation pay, less standard deductions and withholdings. In addition, in exchange for and upon the Executive's delivery to the Company of an effective Release and Waiver (as defined in Section 5.1), the Company shall: i) pay Executive the remainder of the base salary Executive would have earned during the remainder of the Term (pursuant to Section 4.1 herein) in addition to the equivalent of the bonus Executive received during the year prior to the termination, less standard deductions and withholdings; and ii) engage Executive to perform services pursuant to the Consulting Agreement. Grounds for Executive to terminate his employment for "Good Reason" shall consist of the occurrence of any of the following events:

               5.4.1 If the Company requires Executive to perform any act which is illegal, including commission of any crime involving moral turpitude, notwithstanding Executive's notice thereof to the Board;

               5.4.2 If the Company is in material breach of any provision of this Agreement and the Company has not cured such breach within thirty (30) days of written notice thereof from Executive to the Company; and

               5.4.3 If, without Executive's prior consent, there is a substantial change in Executive's duties or responsibilities relating to his employment with the Company.

          5.5 TERMINATION UPON DEATH OR DISABILITY. Executive's employment hereunder shall terminate without notice upon the date of Executive's death or the date when Executive becomes "completely disabled" as that term is defined in
Section 6.2.

          5.6 COVENANT NOT TO COMPETE. Notwithstanding any provisions in this Agreement to the contrary, including any provisions contained in this Section 5, the Company's obligations, and the Executive's rights, pursuant to Sections 5.1 and 5.4 shall cease and be rendered a nullity immediately should the Executive violate the provision of Sections 2.2 or 2.3 herein or should the Executive violate the terms and conditions of the Employee's Proprietary Information and Inventions Agreement.

          5.7 TERMINATION OF OBLIGATIONS. In the event of the termination of the Employee's employment hereunder and pursuant to this Section 5, the Company shall have no obligation to pay Employee any Base Salary, bonus or other compensation or benefits, except as provided in this Section 5 or for benefits due to the Executive (and/or the Executive's dependents under the terms of the Company's benefit plans). The Company may offset any amounts Executive owes it or its subsidiaries against any amount it owes Executive pursuant to this
Section 5.

     6.   DEATH OR DISABILITY DURING TERM OF EMPLOYMENT.

          6.1 PAYMENT OF BASE SALARY. Upon termination of Executive's employment pursuant to Section 5.5, Executive or his estate or personal representative, as the case may be,

                                5.

shall be entitled to receive Executive's Base Salary at the applicable rate set forth in Section 4.1 for a period of three (3) months following the date of death or the date when Executive becomes completely disabled.

          6.2 DISABILITY DEFINED. The term "completely disabled" as used in this Agreement shall mean the inability of Executive to perform his duties under this Agreement because he has become permanently disabled within the meaning of the policy of disability income insurance provided to him by the Company.

     7.   OTHER BENEFITS.

          7.1 BENEFIT PLANS. Executive shall be eligible to participate in and be covered by any pension, profit sharing, life insurance, accident insurance, health insurance, hospitalization, disability, medical reimbursement or other plan(s) maintained from time to time by the Company for its employees. The Company shall provide Executive with long-term disability benefits.

          7.2 VACATION. During each fiscal year of the Term of Employment, Executive shall be entitled to vacation of twenty (20) working days (which shall accrue ratably) in each such fiscal year at full salary. In the event that Executive accrues forty (40) days of vacation, no further vacation shall accrue until the accrued balance is brought below forty (40) days.

     8. EXPENSE REIMBURSEMENT. The Company shall pay on Executive's behalf, or reimburse Executive for, any expenses reasonably incurred in connection with his employment and which are not incurred in violation of any policy or policies regarding expenses which may be adopted by the Board from time to time. Executive agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefor.

     9.   CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

          9.1 The Employee agrees to continue to abide by the Proprietary Information and Inventions Agreement executed by Employee on _____________ and attached hereto as Exhibit C.

     10. ASSIGNMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

                                6.

     11. NOTICES. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

                   If to the Company:

                           Board of Directors of Newgen Results Corporation 12680 High Bluff Drive, Suite 300
                           San Diego, California 92130
                           Attn: Chairman

                   If to Executive:

                           Gerald L. Benowitz
                           5008 McGill Way
                           San Diego, CA 92130


Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change his/its address for notices by giving notice to the other Party in the manner specified in this section.

     12. CHOICE OF LAW. This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the internal laws of the State of California.

     13. INTEGRATION. This Agreement, including Exhibits A, B and C, and the Promissory Note and related documents referenced in Section 4.5 herein, dated as of the date hereof between Executive and the Company contain the entire agreement of the parties relating to the subject matter of this Agreement, and supersede all prior oral and written employment agreements or arrangements between the Parties, including the employment agreement between the Parties dated April 29, 1999. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

     14. WAIVER. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the waiver is claimed, and any waiver of any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

     15. SEVERABILITY. If any provision set forth in this Agreement is determined by any arbitrator or court of competent jurisdiction to be invalid or unenforceable for any reason, such provision, to the specific extent that it is unenforceable, shall be interpreted to the maximum extent as to which it is valid and enforceable in order to effectuate the Parties' intent to the greatest extent possible. Any such deletion or interpretation shall have no effect on the validity or enforceability of any remaining provision of this Agreement.

                                 7.

     16. INTERPRETATION. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement.

     17. REPRESENTATIONS AND WARRANTIES. Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreement between Executive and any other person or entity.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                                     The Company:

                                     NEWGEN RESULTS CORPORATION
                                     a Delaware corporation

                                     By: /s/ Samuel Simkin
                                     Name: Samuel Simkin
                                     Title: Sr. VP & CFO

                                     Executive:
                                     /s/ Gerald L. Benowitz
                                     ------------------------------
                                     GERALD L. BENOWITZ

                                 8.

                                    EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

     In consideration of the payments and other benefits set forth in Section __ of the Employment Agreement dated ___________, to which this form is attached, I, GERALD BENOWITZ, hereby furnish NEWGEN RESULTS CORPORATION (the "Company"), with the following release and waiver ("Release and Waiver").

     I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and Benefit Plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment Termination Date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

     I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an Employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date: __________________             By:_________________________________
                                        GERALD BENOWITZ

                                    EXHIBIT B

                              CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of ___________, 2000 by and between NEWGEN RESULTS CORPORATION, a Delaware corporation (the "Company") and GERALD L. BENOWITZ ("Consultant").

          A. The Company provides consulting, marketing and database management services to automobile dealerships and manufacturers;

          B. Consultant is the President and Chief Executive Officer of the Company pursuant to an employment agreement dated as of the date hereof (the "Employment Agreement"); and

          C. Because of Consultant's intimate knowledge of the business of the Company, the Company desires the option to engage the services of Consultant, and Consultant desires to be so engaged, upon notice of termination of employment pursuant to the Employment Agreement.

     NOW, THEREFORE, in consideration of the above facts and the mutual promises set forth in this Agreement, the parties agree as follows:

          1. SERVICES. In the event Consultant's employment under the Employment Agreement is terminated, by either the Company or by Consultant, for any reason other than death or disability, then until December 31, 2004, the Company shall engage Consultant to perform the services and undertake the duties and responsibilities set forth in Schedule A attached hereto and incorporated herein (collectively, the "Services"). Consultant agrees to render the Services under the terms and conditions set forth in this Agreement.

          2. TERM. The term of this Agreement (the "Term") shall commence upon the date of termination of Consultant's employment with the Company and shall remain in full force and effect until December 31, 2004. In the event that the Company terminates Consultant's employment with "cause" or Consultant terminates his employment without "cause", and the Company does not elect to engage Consultant within fourteen 14 days of the Notice Date, then this Agreement shall have no effect and shall not be binding upon either the Company or upon Consultant.

          3. CONSULTING FEES. As payment for the Services, Consultant shall receive cash fees as set forth in Schedule B attached hereto and incorporated herein, which shall constitute complete payment for the Services. The Company shall be entitled to set off against the consulting fees any other income Consultant receives during the Term from other employment or from contracting engagements with any entity other than the Company. Consultant agrees to immediately inform the Company of any other such income he earns during the Term.

          4. NO OTHER BENEFITS. During the Term, Consultant shall not be entitled to any other compensation or benefits, including benefits provided generally to employees of the Company, and Consultant's compensation shall not be subject to withholding, unless, in the Company's view, withholding is required by applicable law.

          5. CONFIDENTIAL INFORMATION. In connection with the performance of Services hereunder, Consultant may become familiar with trade secrets and confidential information of the Company (which shall include all trade secrets and work product resulting from Consultant's provision of the Services to the Company), which derive independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use ("Confidential Information"). Except as may be reasonably necessary while providing the Services, Consultant agrees that, during the Term of this Agreement and thereafter, Consultant and any agents and employees of Consultant will not disclose or utilize any of the Confidential Information (including without limitation details regarding the Company's services, plans for new services, supplier and customer information and relationships, information regarding the Company's employees, and business and financial information relating to the actual or planned business, products, practices and techniques of the Company) to which Consultant has been privy, unless Consultant becomes legally required to disclose any such Confidential Information, in which event Consultant shall provide the Company with prompt notice thereof so that the Company may seek a protective order or other appropriate remedy. Upon the termination of this Agreement, Consultant shall deliver to the Company all equipment, notes, documents, memoranda, reports, files, books, correspondence, lists or other written or graphic records and the like belonging to the Company which are or have been in Consultant's possession or control.

          6.   PRESERVATION OF CONFIDENTIAL INFORMATION; NONCOMPETITION.

               Consultant agrees that in order to protect the Confidential Information of the Company and in consideration of the fees receives hereunder and the Company's execution of the Employment Agreement, during the Term of this Agreement, Consultant shall not engage as an advisor, principal, agent, partner, officer, director, stockholder, employee, member of any association or otherwise in any business or activity conducted within the United States or Canada which:

               6.1 is substantially similar to any business or activity of the Company as the same is conducted or proposed to be conducted (as evidenced by a written plan) by the Company as of the first day of the Term; or

               6.2 is competitive with any business or activity of the Company as the same is conducted or proposed to be conducted (as evidenced by a written plan) by the Company on the first day of the Term.

          7. CUSTOMERS AND EMPLOYEES. Consultant agrees that during the Term and for a period of one year thereafter, he will not solicit or cause to be solicited (i) any of the existing customers of the Company for purposes of obtaining their custom or trade for a business which is competitive with the business which is conducted by the Company as of the Notice Date or during the Term, or (ii) any of the existing employees of the Company for purposes of obtaining their employment services.

          8. SEVERABILITY. To the extent any provision of this Agreement shall be adjudicated to be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected, such deletion to apply only with respect to the operation of this Agreement in the particular jurisdiction in which such adjudication is made. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only the duration, extent or activities which may validly and enforceably be covered.

          9. REMEDIES. In any event of a breach of Consultant's obligations under this Agreement, Consultant agrees that (a) any and all proceeds, funds, payments and proprietary interests, of every kind and description, arising from, or attributable to, such breach shall be the sole and exclusive property of the Company and (b) the Company shall be entitled to recover any additional actual damages incurred as a result of such breach.

          10. INJUNCTIVE RELIEF. Consultant understands and agrees that the Company could not be reasonably or adequately compensated in damages in an action at law for Consultant's breach of his obligations under this Agreement. Accordingly, Consultant specifically agrees that the Company shall be entitled to an injunction enjoining Consultant or any person or persons acting for or with Consultant in any capacity whatsoever from violating any of the terms herein. This provision with respect to injunctive relief shall not diminish the right of the Company to claim and recover damages pursuant to Section 9 in addition to injunctive relief.

          11. REPRESENTATIONS AND WARRANTIES. Consultant represents and warrants that (a) Consultant is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and (b) Consultant's execution and performance of this Agreement is not a violation or breach of any other agreement to which Consultant is a party.

          12. GOVERNING LAW. This Agreement is made in San Diego, California and shall be interpreted and enforced under the internal laws of the State of California.

          13. ENTIRE AGREEMENT. This Agreement and any agreements referenced herein constitute the entire agreement between the parties and may be waived, modified or amended only by an agreement in writing signed by both parties.

          14. ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned by Consultant. This Agreement may not be assigned by the Company except in connection with a merger of the Company or pursuant to the sale, transfer or other conveyance of all or substantially all of the assets of the Company.

          15. WAIVER. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

          16. NOTICE. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified mail, return receipt requested, postage prepaid, to the parties at the following addresses or to such other address as either party to this Agreement shall specify by notice to the other:

             If to Company:

                                  NEWGEN RESULTS CORPORATION
                                  12680 High Bluff Drive, Suite 300
                                  San Diego, California 92130
                                  Attn:  Chairman

             If to Consultant:
                                  -------------------------
                                  -------------------------
                                  -------------------------

          17. HEADINGS. Headings or captions of paragraphs or sections of this Agreement are for convenience of reference only and shall not be considered in the interpretation of this Agreement.

          18. ATTORNEY CONSULTATION. Each party has been informed of his/its right to consult with his/its attorney prior to signing this Agreement and has either done so or has considered the matter and decided not to do so.

                                             The Company:

                                             NEWGEN RESULTS CORPORATION
                                             a Delaware corporation

                                             By:
                                                ------------------------------
                                             Name:
                                                  ----------------------------
                                             Title:
                                                   ---------------------------

                                             Consultant:

                                             ----------------------------------
                                             GERALD L. BENOWITZ

                                   SCHEDULE A


                      SERVICES, DUTIES AND RESPONSIBILITIES

     During the Term, Consultant shall, upon request, consult with the Company by telephone, by mail and in person from time to time on a part-time basis during regular business hours. The consultation shall concern the management, operation, marketing, sales, purchasing, leasing, financing and other aspects of the business of the Company, and may include Consultant's direct contacting of third parties at the reasonable request of the Company. Unless otherwise agreed in writing by the parties, the consultation shall not exceed five (5) hours per week on average during the Term.

                                   SCHEDULE B


                                 CONSULTING FEE

     The Company shall pay to Consultant for the Services, a consulting fee equal to Consultant's base salary as described in Section 4.1 of the Employment Agreement, less standard deductions and withholdings, or Consultant's base salary on the date of termination, less standard deductions and withholdings, whichever is higher, plus a monthly amount equal one-twelfth (1/12) of the bonus Consultant received during the year prior to the termination, paid according to the Company's regular payroll during the Term as provided herein.

     The Company shall pay on Consultant's behalf, or reimburse Consultant for, any expenses reasonably incurred in connection with his rendering of the Services and which are not incurred in violation of any policy or policies regarding expenses which may be adopted by the Board from time to time. Consultant agrees to submit receipts and other documentation to support the above expenses as a condition of reimbursement therefor.

     In the event that Consultant elects continued coverage under COBRA, the Company, as part of this Agreement and in consideration thereof, will reimburse Consultant for the same portion of Consultant's COBRA health insurance premium that it paid during Consultant's employment up until the earlier of either (i) the termination of this Agreement or, (ii) the date in which Consultant begins full-time employment with another company or business entity. Consultant will be responsible for the same portion of the COBRA health insurance premium that Consultant paid during Consultant's employment with the Company.

                                    EXHIBIT C

                           NEWGEN RESULTS CORPORATION

                          EMPLOYEE INVENTION ASSIGNMENT
                                       AND
                            CONFIDENTIALITY AGREEMENT






                                       17.